EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 20, 2000, relating to the financial statements and financial highlights which appears in the July 31, 2000 Annual Report to Shareholders of MetaMarkets.com OpenFund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
November 17, 2000